Exhibit 24

LIMITED POWER OF ATTORNEY

February 24, 2026

Know all by these presents, that the undersigned, Christina Maegan Maldonado (the “Filer”), hereby makes, constitutes and appoints Shawna Melia Hart, Nicholas Penn, and Shashi Khiani, of Polsinelli PC, and Virgilio D. Torres and Randolph Wilson Jones III, of TEN Holdings, Inc., each acting individually, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

1.	Prepare, execute, acknowledge, deliver and file any and all applications for Form ID (and any and all exhibits thereto and any documents in connection therewith) with respect to the Filer with the United States Securities and Exchange Commission (the “SEC”);

2.	Act as Filer’s primary “Account Administrator” for purposes of the EDGAR Next dashboard, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof;

3.	Prepare, execute, acknowledge, deliver and file Forms 144, Schedules 13G or 13D, and Forms 3, 4, and 5 (including any amendments thereto), including applications for Form ID, and any actions or documents necessary to facilitate the timely filing of notices of proposed sales and beneficial ownership reports, with respect to the securities of TEN Holdings, Inc., a Nevada corporation (the “Company”), with the SEC, any national securities exchanges and the Company, as considered necessary or advisable under Rule 144 promulgated under the Securities Act of 1933, as amended from time to time (the “Securities Act”) and/or Sections 13(d) and 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

4.	Seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

5.	Perform any and all other acts which in the discretion of the attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

1.	This Limited Power of Attorney authorizes, but does not require, the attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

2.	Any documents prepared and/or executed by the attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

3.	Neither the Company nor the attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 13 or 16 of the Exchange Act; and

4.	This Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Securities Act or the Exchange Act, including without limitation the reporting requirements under Rule 144 under the Securities Act or Sections 13(d) and 16 of the Exchange Act. The undersigned hereby gives and grants the attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

IN WITNESS WHEREOF, the undersigned hereto has caused this Limited Power of Attorney to be duly executed as of the day and year first above written.

By:	/s/ Christina Maegan Maldonado
Name:	Christina Maegan Maldonado